Exhibit 10.4

EXLSERVICE HOLDINGS, INC.

2018 OMNIBUS INCENTIVE PLAN

[Form of] Restricted Stock Unit Agreement [For Directors]

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), is made, effective as of the [INSERT GRANT DATE] (hereinafter the “Date of Grant”), between ExlService Holdings, Inc., a Delaware corporation (the “Company”), and [INSERT NAME] (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the ExlService Holdings, Inc. 2018 Omnibus Incentive Plan (the “Plan”), pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of Restricted Stock Units as provided herein and subject to the terms set forth herein.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.           Grant of Restricted Stock Units. The Company hereby grants on the Date of Grant, to the Participant a total of [INSERT # DETERMINED BY DIVIDING [110,000] BY (INSERT DATE) CLOSING PRICE] Restricted Stock Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Such Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”). On any given date, the value of each Restricted Stock Unit credited to the Account shall equal the Fair Market Value of one share of Common Stock. The Restricted Stock Units shall vest and settle in accordance with Section 3 hereof.

2.           Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

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3.           Terms and Conditions.

(a)          Vesting. Except as otherwise provided in the Plan and this Agreement, and contingent upon the Participant’s continued service to the Company, one hundred percent (100%) of the Restricted Stock Units credited to the Account shall vest and become non-forfeitable the earlier of (A) the [first] anniversary of the Date of Grant, (B) the date on which the Participant’s term as a member of the Board expires if the Participant is not subsequently elected to a new term on the Board and (C) a Change in Control (the “Vesting Date”).

(b)          Settlement. Upon the “Settlement Date” (as defined below), each vested Restricted Stock Unit credited to the Account will be settled (and, upon such settlement, shall cease to be credited to the Account) by the Company (i) issuing to the Participant one share of Common Stock for each whole Restricted Stock Unit credited to the Account (such shares, the “RSU Shares”) and making a cash payment to the Participant equal to the Fair Market Value of any fractional Restricted Stock Units credited to the Account and (ii) with respect to the RSU Shares so issued, entering the Participant’s name as a stockholder of record on the books of the Company. For purposes of this Agreement, “Settlement Date” shall mean the earliest of (i) the Participant’s death, (ii) a Change in Control, or (iii) [SELECT VESTING OPTION] [the Vesting Date] [the date that is 180 days following the date on which the Participant ceases to serve as a member of the Board for any reason other than due to his death or, if later, the date of the Participant’s “separation from service” (as defined in Section 409A of the Code and any Treasury Regulations promulgated thereunder)]. Notwithstanding anything to the contrary in this Section 3, a Change of Control hereunder shall not be a distribution event hereunder unless such event satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(c)          Restrictions. The Restricted Stock Units granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of decent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. The Participant acknowledges and agrees that, with respect to the Restricted Stock Units credited to his Account, he has no voting rights with respect to the Company unless and until such Restricted Stock Units are settled in RSU Shares pursuant to Section 3(b) hereof.

(d)          Effect of Termination of Services.

(i)          Except as otherwise provided in subsection (ii) of this Section 3(d) or the Plan, if the Participant’s service with the Company terminates prior to the Vesting Date for any reason, the Restricted Stock Units credited to the Account shall be forfeited without further consideration to the Participant.

(ii)         Upon the termination of Participant’s service with the Company due to his death or the end of his term as a member of the Board, the Restricted Stock Units credited to the Account shall become one hundred (100%) vested and non-forfeitable.

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(e)          Dividends. If on any date the Company pays any dividend with respect to its Common Stock (the “Payment Date”), then the number of Restricted Stock Units credited to the Account shall on the Payment Date be increased by that number of Restricted Stock Units equal to: (i) the product of (x) the number of Restricted Stock Units in the Account as of the Payment Date and (y) the per share cash amount of such dividend (or, in the case of a dividend payable in shares of Common Stock or in property other than cash, the per share equivalent cash value of such dividend, as determined in good faith by the Board), divided by (ii) the Fair Market Value of a share of Common Stock on the Payment Date. Each additional Restricted Stock Unit, or fraction thereof, credited to the Account in accordance with this Section 3(e) shall vest and be settled at the same time as the original Restricted Stock Units to which they are attributable.

(f)          Taxes. Upon the settlement of the Restricted Stock Units in accordance with Section 3(b) hereof, the Participant shall recognize taxable income in respect of the Restricted Stock Units and the Company shall report such taxable income to the appropriate taxing authorities as it determines to be necessary and appropriate.

(g)          Rights as a Stockholder. Upon and following the Settlement Date, the Participant shall be the record owner of the RSU Shares unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the RSU Shares. Prior to the Settlement Date, the Participant shall not be deemed for any purpose to be the owner of the shares of Common Stock underlying the Restricted Stock Units.

4.           Miscellaneous.

(a)          General Assets. All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

(b)          Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, NY 10017

Attention: General Counsel

if to the Participant, at the Participant’s last known address on file with the Company.

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All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(c)          Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)          No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as a consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e)          Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f)          Beneficiary. The Participant may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(g)          Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(h)          Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(i)          Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(j)          Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)          Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

EXLSERVICE HOLDINGS, INC.

By:
Title:

PARTICIPANT

[INSERT DIRECTOR NAME]

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